Exhibit 23.1

Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements of The Medicines Company:

(1)	Registration Statement (Form S-3 ASR No. 333-190568) of The Medicines Company,

(2)
Registration Statement (Form S-8 No. 333-44884) pertaining to the 1998 Stock Incentive Plan, the 2000 Outside Director Stock Option Plan, and the 2000 Employee Stock Purchase Plan of The Medicines Company,

(3)	Registration Statement (Form S-8 No. 333-74612) pertaining to the 2001 Non-Officer, Non Director Employee Stock Incentive Plan of The Medicines Company,

(4)	Registration Statement (Form S-8 No. 333-98191) pertaining to the 1998 Stock Incentive Plan of The Medicines Company,

(5)	Registration Statement (Form S-8 No. 333-116295) pertaining to the 2004 Stock Incentive Plan of The Medicines Company,

(6)	Registration Statement (Form S-8 No. 333-135460) pertaining to the 2004 Stock Incentive Plan of The Medicines Company,

(7)	Registration Statement (Form S-8 No. 333-135461) pertaining to the 2000 Employee Stock Purchase Plan of The Medicines Company,

(8)	Registration Statement (Form S-8 No. 333-148602) pertaining to the 2007 Equity Inducement Plan of The Medicines Company,

(9)	Registration Statement (Form S-8 No. 333-152105) pertaining to the Amended and Restated 2004 Stock Incentive Plan of The Medicines Company,

(10)	Registration Statement (Form S-8 No. 333-157499) pertaining to the 2009 Equity Inducement Plan of The Medicines Company,

(11)	Registration Statement (Form S-8 No. 333-161672) pertaining to the 2000 Employee Stock Purchase Plan of The Medicines Company,

(12)	Registration Statement (Form S-8 No. 333-167895) pertaining to the Amended and Restated 2004 Stock Incentive Plan of The Medicines Company,

(13)	Registration Statement (Form S-8 No. 333-167896) pertaining to the 2010 Employee Stock Purchase Plan of The Medicines Company, and

(14)	Registration Statement (Form S-8 No. 333-189710) pertaining to the 2013 Stock Incentive Plan of The Medicines Company;
of our report dated June 28, 2013, with respect to the consolidated financial statements of Rempex Pharmaceuticals, Inc. as of December 31, 2012 and 2011, for the year ended December 31, 2012, for the period from February 15, 2011 (inception) through December 31, 2011, and for the period from February 15, 2011 (inception) through December 31, 2012, included in this Current Report on Form 8-K/A of The Medicines Company filed with the Securities and Exchange Commission on January 23, 2014.
/s/ Ernst & Young LLP

San Diego, California
January 23, 2014